UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2025, Safety Shot, Inc. (the “Company”), upon approval of the Company’s Board of Directors and the sole holder of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”), filed an Amended and Restated Certificate of Designation of Series C Preferred Stock with the Secretary of State of the State of Delaware (the “Amended and Restated Series C Certificate of Designation”), pursuant to which the conversion price for the Company’s Series C Preferred was amended and restated from $.5582 to equal $1.081, which dollar figure represents the average Official Nasdaq Closing Price for the five trading days preceding August 9, 2025, with no other changes being made to the designations, rights or preferences of the Series C Preferred.

The foregoing description of the Amended and Restated Series C Certificate of Designation does not purport to be a complete description of such document and is qualified in its entirety by reference to the full text of such document, the form of which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 8.01 Other Events.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2025, the Company entered into (i) a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor entity (the “Investor”) for a private investment in public equity of 35,000 shares of its Series C Preferred. As a result of the increase in the conversion price of the Series C Preferred to $1.081, effected by the filing of the Amended and Restated Series C Certificate of Designation, the total number of shares of the Company’s common stock into which such 35,000 shares of Series C Preferred issued to the Investor pursuant to the Securities Purchase Agreement can be converted has been reduced from 62,701,541 to 32,377,428 shares of common stock; and (ii) a Revenue Sharing Agreement (‘the “Revenue Sharing Agreement”) with LetsBonk.fun of 100,000 shares of its Series C Preferred. As a result of the increase in the conversion price of the Series C Preferred to $1.081, effected by the filing of the Amended and Restated Series C Certificate of Designation, the total number of shares of the Company’s common stock into which such 100,000 shares of Series C Preferred issued to the Investor pursuant to the Revenue Sharing Agreement can be converted has been reduced from 179,147,260 to 92,506,938 shares of common stock.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series C Preferred Stock
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY SHOT, INC.

Date: August 19, 2025	By:	/s/ Jarrett Boon
	Name:	Jarrett Boon
	Title:	Chief Executive Officer